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                                                                   EXHIBIT 23.4

                   CONSENT OF SHUMAKER, LOOP & KENDRICK, LLP

    We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form S-3 filed with the Securities and Exchange Investment Commission as of the date hereof and the related Prospectus of Apartment and Management Company.

                                       SHUMAKER, LOOP & KENDRICK, LLP


                                       By: /s/ John S. Inglis

                                       John S. Inglis
                                       Managing Partner
Tampa, Florida
September 22, 1997